Exhibit 10.23

TERM NOTE

FOR VALUE RECEIVED, Western Acquisition Ventures Corp., a Delaware corporation (the “Borrower”), hereby promises to pay to Cycurion, Inc., a Delaware corporation (the “Holder”), or its successors in interest, on order, the sum of Two Hundred Thousand Dollars ($200,000.00) (the “Principal Amount”), together with any accrued and unpaid interest hereon, on the date of closing of the business combination (the “Business Combination”) of the Borrower and the Holder (the “Maturity Date”), if not sooner paid.

The following terms shall apply to this Note:

ARTICLE I

INTEREST

1.1Interest Rate. Interest on the Principal Amount outstanding under this Term Note (“Note”) shall accrue at a rate per annum (the “Interest Rate”) equal to five percent (5%). Interest shall be (i) calculated on the basis of a 360 day year, and (ii) payable in cash on the Maturity Date (as that term is defined below). All payments of both principal and interest shall be made at the address of the Holder hereof as it appears in the books and records of the Borrower or at such other place as may be designated by the Holder hereof in writing to Borrower.

ARTICLE II

MATURITY DATE

2.1Maturity Date. This Note shall be due and payable (the “Maturity Date”) upon the sooner of the closing of the Business Combination or January 11, 2024.

ARTICLE III

MISCELLANEOUS

5.1Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

5.2Notices. Any notice herein required or permitted to be given shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Borrower as follows:

Stephen Christoffersen

Chief Executive Officer

Western Acquisition Ventures Corp.

42 Broadway, 12th Floor

New York, New York 10004

Tel: 310-740-0710

Email: scristoffersen@westernacqventures.com

and to the Holder as follows:

Kevin Kelly

Chief Executive Officer

Cycurion, Inc.

1749 Old Meadow Road, Suite 500

McLean, Virginia 22102

703-854-1367

Email: alvin.mccoy@cycurion.com

or in each case at such other address as the Borrower or the Holder may designate by ten days’ advance written notice to the other party hereto.

5.3Limitation of Remedy. Notwithstanding the foregoing unless the Business Combination shall have closed, Holder may not seek recourse against any money held in the Trust Account established pursuant the Borrower’s investment management trust agreement, dated as of January 11, 2022, as amended, ,by and between the Borrower and American Stock Transfer & Trust Company, nor any of the Borrower’s directors, officers, and any affiliate thereof, for any reason, including the Borrower’s default in its obligations to the Holder hereunder.

5.3Amendment Provision. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

5.4Assignability. This Note may not be assigned by the Holder without the prior written consent of the Borrower, which consent shall not be withheld, delayed, denied, or conditioned.

5.5Governing Law. This Note shall be governed by and construed in accordance with the laws of the Delaware, without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Note shall be brought only in the state courts of Delaware or in the federal courts located in the City of Wilmington, Delaware. Both parties and the individual signing this Note on behalf of the Borrower agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Note.

5.6Construction. Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.

5.7Cost of Collection. If default is made in the payment of this Note, the Borrower shall pay to Holder reasonable costs of collection, including reasonable attorney’s fees.

IN WITNESS WHEREOF, the Borrower has caused this Note to be signed in its name effective as of this           day of July, 2023.

WESTERN ACQUISITION VENTURES CORP.

By:	/s/ Stephen Christoffersen
Name:	Stephen Christoffersen
Title	Chief Executive Officer

Acceptance of Terms

CYCURION, INC.

By:	/s/ Kevin Kelly
Name:	Kevin Kelly
Title	Chief Executive Officer